EXHIBIT 99.3

MANAGEMENT SERVICES TERMINATION AGREEMENT

     This MANAGEMENT SERVICES TERMINATION AGREEMENT (the “Termination Agreement”) is made this 22nd day of February, 2007 (the “Effective Date”), by and among PainCare Acquisition Company XXI, Inc., a Florida corporation (“Manager”), Centeno Schultz, Inc., a Colorado corporation (“Provider Network”), Christopher J. Centeno, M.D. and John Schultz, M.D., each a shareholder of Provider Network (collectively, “Shareholder”). Manager, Provider Network and Shareholders are sometimes referred to herein singly as a “Party” and collectively as the “Parties.”

RECITALS

     WHEREAS, the Parties are each a party to that certain Management Services Agreement effective as of October 14, 2005 (the “Management Agreement”);

     WHEREAS, Pursuant to that certain Settlement Agreement (the “Settlement Agreement”), dated as of the date hereof, by and among each of the Parties, PainCare Holdings, Inc., a Florida corporation, Therapeutic Management, Inc., a Colorado corporation, and Christopher J. Centeno, M.D., P.C., a Colorado professional corporation, the Manager has agreed to terminate the Management Agreement in exchange for payment by the Provider Network of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) plus the PainCare Shares Remaining Sale Proceeds (as defined in the Settlement Agreement); and

     WHEREAS, as a result of the foregoing, each of the Parties hereto desire to enter into this Termination Agreement to set forth in writing the understanding among the Parties hereto as to the subject matter hereof.

     NOW THEREFORE, in consideration of the promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned do hereby agree and acknowledge as follows:

TERMS AND CONDITIONS

     1. Termination of Agreement. Each of the Parties hereby mutually agrees to terminate the Agreement as of the Effective Date. Except for any and all payments due to the Manager under the Settlement Agreement, no Party to the Agreement shall have any further or continuing obligation or responsibility to any other Party, including the payment of any amounts or performance of any obligations under the terms of the Management Agreement on or after the Closing Date as a result of the termination of the Agreement. Each of the Parties hereto hereby waives any and all notice obligations to the other Parties set forth in the Agreement. The parties acknowledge and agree that in exchange for payment by the Provider Network of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) plus the PainCare Shares Remaining Sale Proceeds (as defined in the Settlement Agreement), the Manager has agreed to terminate the Management Agreement.

     2. Counterparts. This Termination Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall comprise one and the same instrument.

     3. Entire Termination Agreement; Survival. This Termination Agreement, and the applicable sections of the Settlement Agreement, constitute the entire contract among the Parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, of the Parties, and there are no representations, warranties or other agreements among the Parties in connection with the subject matter hereof, except as specifically set forth herein and therein.

     4. Language Construction. The language in all parts of this Termination Agreement shall be construed, in all cases, according to fair meaning. Each of the Parties acknowledges that no single Party bears sole responsibility for the preparation and drafting of this Termination Agreement. Consequently, no rule of construction to the effect that ambiguities are to be resolved against the drafting Party should be employed in the interpretation of this Termination Agreement.

     5. Successors and Assigns. This Termination Agreement shall inure to the benefit of and bind the respective successors and permitted assigns of the Parties. Nothing expressed or referred to in this Termination Agreement is intended or shall be construed to give any person other than the Parties to this Termination Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Termination Agreement or any provision contained herein, it being the intention of the Parties to this Termination Agreement that the Termination Agreement be for the sole and exclusive benefit of such Parties or such successors and assigns and not for the benefit of any other person.

     6. Waiver. No delay or omission on the part of any Party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Termination Agreement.

     7. Condition Precedent. It is an express condition precedent to the effectiveness of this Termination Agreement that the Settlement Agreement shall have closed and the consideration paid or conveyed and all other ancillary transactions shall have been completed as required or contemplated pursuant to the Settlement Agreement.

[SIGNATURES APPEAR ON NEXT PAGE]

     IN WITNESS WHEREOF, each of the Parties hereto has executed this Management Services Termination Agreement as of the Effective Date.

MANAGER:

PAINCARE ACQUISITION COMPANY, XXI, INC.,
a Florida corporation

By:/s/ Mark Szporka
Print: Mark Szporka
Title: Chief Financial Officer

PROVIDER NETWORK:

CENTENO SCHULTZ, INC.
a Colorado corporation

By:/s/ Christopher J. Centeno, M.D.
Print: Christopher J. Centeno
Title: President

SHAREHOLDERS:

/s/ Christopher J. Centeno, M.D.
Christopher J. Centeno, M.D.

/s/ John Schultz, M.D.
John Schultz, M.D.